Calculation of Filing Fee Tables
S-8
Lazard, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, reserved for issuance under the Lazard, Inc. 2018 Incentive Compensation Plan	Other	45,000,000	$ 42.44	$ 1,909,800,000.00	0.0001381	$ 263,743.38
Total Offering Amounts:						$ 1,909,800,000.00		$ 263,743.38
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 263,743.38
Offering Note
[1]	(1) This registration statement (this "Registration Statement") is being filed with the Securities and Exchange Commission by Lazard, Inc. (the "Registrant") to register additional shares of Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued under the Lazard, Inc. 2018 Incentive Compensation Plan (as the same may be further amended from time to time, the "2018 Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Company's Common Stock that become issuable under the 2018 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction pursuant to the anti-dilution provisions of the 2018 Plan. (2) Represents an aggregate of 45,000,000 shares of Common Stock reserved for future issuance under the 2018 Plan. (3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act. Such computation is based on the average of the high and low prices as reported on The New York Stock Exchange on June 11, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources